Exhibit 99.1

BALANCE SHEET
(General Business Case)
For the Month Ended 06/30/03

	Assets	From Schedules	Market Value

	Current Assets
1	Cash and cash equivalents - unrestricted		$246,654

2	Cash and cash equivalents - restricted		$58,235

3	Accounts receivable (net)	A	$9,025,048

4	Inventory	B	$0

5	Prepaid expenses		$133,312

6	Professional retainers		$276,282

7	Other:

8

9	Total Current Assets		$9,739,531

	Property and Equipment (Market Value)
10	Real property	C	$0

11	Machinery and equipment	D	$130,000

12	Furniture and fixtures	D	$0
13	Office equipment	D	$0
14	Leasehold improvements	D	$0
15	Vehicles	D	$0
16	Other:	D
17		D

18		D

19		D

20		D

21	Total Property and Equipment		$130,000

	Other Assets
22	Loans to shareholders
23	Loans to affiliates
24	Long Term Deposits - 2800 Scott Blvd facility & North		$198,033

25	Carolina facility

26

27

28	Total Other Assets		$198,033

29	Total Assets		$10,067,564

	NOTE: $8.9 million in accounts receivable represents cash held by Cooley Godward, LLP from sale of intellectual property and service business.
	Liabilities and Equity (General Business Case)
	Liabilities From Schedules
	Post-Petition
	Current Liabilities
30	Salaries and wages		$39,472

31	Payroll taxes		$3,608

32	Real and personal property taxes		$0

33	Income taxes		$0

34	Sales taxes		$11,196

35	Notes payable (short term)

36	Accounts payable (trade)	A	$28,000

37	Real property lease arrearage		$0

38	Personal property lease arrearage		$0

39	Accrued professional fees		$0

Payment to Professionals

Cooley, Godward LLP	$132,533

Officer Payments

	Salary Paid	Expense Reports
	Post petition	Post petition
	to date	to date

Michael Worhach	$101,921	$5,285
Peter Simpson	*	$3,734
Dennis Dunnigan	*	$0

Totals	$101,921	$9,019

* Compensation shown under management fees

SCHEDULES TO THE BALANCE SHEET
(General Business Case)

Schedule A

Accounts Receivable and (Net) Payable

	Accounts Receivable	Accounts Payable	Past Due
Receivables and Payables Agings	[Pre and Post Petition]	[Post Petition]	Post Petition Debt

0-30 Days	$8,958,411	$28,000

31-60 Days	$119,092

61-90 Days	$209,774		$0

91+ Days	$16,730

Total accounts receivable/payable	$9,304,007	$28,000

Allowance for doubtful accounts	$278,959

Accounts receivable (net)	$9,025,048

Schedule B
Inventory/Cost of Goods Sold

Types and Amount of Inventory(ies)

Inventory(ies)
Balance at
End of Month
Retail/Restaurants -
Product for resale

Distribution -
Products for resale

Manufacturer -
Raw Materials	$0

Work-in-progress	$0

Finished goods	$0

Other — Explain

TOTAL	$0

Method of Inventory Control

Do you have a functioning perpetual inventory system?

Yes    ☒        No    ☐

How often do you take a complete physical inventory?

Weekly	☐
Monthly	☐
Quarterly	☒
Semi-annually	☐
Annually	☐

Date of last physical inventory was	4/18/2003 0:00

Date of next physical inventory is	Unknown

Cost of Goods Sold

Inventory Beginning of Month	650590

Add -
Net purchase

Direct labor

Manufacturing overhead	$0

Freight in

Other:
Write-off Inventory	$0

$0

Less -
Inventory End of Month	$0

Shrinkage	$0

Personal Use

Cost of Goods Sold	$650,590

Inventory Valuation Methods Indicate by a checkmark method of inventory used

Valuation methods -
FIFO cost	☐
LIFO cost	☐
Lower of cost or market	☒
Retail method	☐
Other	☐
Explain

Schedule C
Real Property

Description	Cost	Market Value

Total	$0	$0

Schedule D
Other Depreciable Assets

Description	Cost	Market Value

Machinery & Equipment -

	$0

	$0

Computer Hardware & Software	$130,000	$130,000.00

Total	$130,000	$130,000

Furniture & Fixtures -

Desks, Chairs, Workbenches, etc	$0	$0.00

Total	$0	$0

Office Equipment -

Total	$0	$0

Leasehold Improvements -

	$0	$0.00

Total	$0	$0

Vehicles -

Total	$0	$0

Schedule E
Aging of Post-Petition Taxes
(As of End of the Current Reporting Period)

Taxes Payable	0-30 Days	31-60 Days	61-90 Days	91+ Days	Total

Federal
Income Tax Withholding	$0				$0

FICA — Employee					$0

FICA — Employer	$3,608				$3,608

Unemployment (FUTA)					$0

Income					$0

Other (Attach List)					$0

Total Federal Taxes	$3,608	$0	$0	$0	$3,608

State and Local
Income Tax Withholding					$0

Unemployment (UT)					$0

Disability Insurance (DI)					$0

Empl. Training Tax (ETT)					$0

Sales	$11,196				$11,196

Excise					$0

Real property					$0

Personal property					$0

Income					$0

Other (Attach List)					$0

Total State & Local Taxes	$11,196	$0	$0	$0	$11,196

Total Taxes	$14,804	$0	$0	$0	$14,804

Schedule F
Pre-Petition Liabilities

	Claimed	Allowed
List Total Claims For Each Classification -	Amount	Amount (b)

Secured claims (a)

Priority claims other than taxes

Priority tax claims	$43,910	$43,910

General unsecured claims	$1,836,049	$1,836,049

(a)	List total amount of claims even it under secured.

(b)	Estimated amount of claim to be allowed after compromise or litigation. As an example, you are a defendant in a lawsuit alleging damage of $10,000,000 and a proof of claim is filed in that amount. You believe that you can settle the case for a claim of $3,000,000. For Schedule F reporting purposes you should list $10,000,000 as the Claimed Amount and $3,000,000 as the Allowed Amount.

Schedule G
Rental Income Information
Not applicable to General Business Cases

Schedule H
Recapitulation of Funds Held at End of Month

	Account 1	Account 2	Account 3	Account 4

Bank

Account Type

Account No

Account Purpose

Balance, End of Month

Total Funds on Hand for all Accounts	$0

Attach copies of the month end bank statement(s), reconciliation(s), and the check register(s) to the Monthly Operating Report.

STATEMENT OF CASH RECEIPTS AND DISBURSEMENTS
Increase/(Decrease) in Cash and Cash Equivalents
For the Month Ended 06/30/03

		Actual	Cumulative
		Current Month	(Case to Date)

	Cash Receipts
1	Rent/Leases Collected

2	Cash Received from Sales	$738,159	$1,062,545

3	Interest Received	$152	$1,216

4	Borrowings	$0

5	Funds from Shareholders, Partners, or Other Insiders

6	Capital Contributions

7	Legal Retainer refunds	$0	$128,018

8	Employee contribution to Cobra	$9,890	$20,265

9	Employee 401K	$8	$9,214

10	Misc Vendor Refund	$0	$6,486

11	Funding from proceeds of IP sale for operations	$350,000	$350,000

12	Total Cash Receipts	$1,098,209	$1,577,744

	Cash Disbursements
13	Payments for Inventory

14	Selling

15	Administrative	$206,887	$308,906

16	Capital Expenditures

17	Principal Payments on Debt

18	Interest Paid

	Rent/Lease:
19	Personal Property

20	Real Property	$355,784	$409,499

	Amount Paid to Owner(s)/Officer(s)
21	Salaries	$57,692	$103,844

22	Draws

23	Commissions/Royalties	$9,865	$9,865

24	Expense Reimbursements	$9,019	$14,706

25	Other

26	Salaries/Commissions (less employee withholding)	$447,877	$687,105

27	Management Fees

	Taxes:
28	Employee Withholding

29	Employer Payroll Taxes	$26,202	$45,655

30	Real Property Taxes

31	Other Taxes	$8,801	$12,958

32	Other Cash Outflows:

33	401K Payment	$0	$9,206

34	Flexible benefits	$2,113	$6,089

35	Bank Fees	$0	$22

36

37

38	Total Cash Disbursements:	$1,124,240	$1,607,855

39	Net Increase (Decrease) in Cash	($26,031)	($30,111)

40	Cash Balance, Beginning of Period	$330,920	$335,000

41	Cash Balance, End of Period	$304,889	$304,889